SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D. C. 20549
                                  ________________

                                      Form 8-K

                                   CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15 (d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934



                DATE OF EARLIEST EVENT REPORTED:  JUNE 24,  1996



                              ATWOOD OCEANICS, INC.
             (Exact name of registrant as specified in its charter)



                         COMMISSION FILE NUMBER 0-6352


     TEXAS                                 74-1611874
(State or other jurisdiction of     (I.R.S. Employer Identification No.)
 incorporation or organization)


  15835 Park Ten Place Drive                           77084
       Houston, Texas                               (Zip Code)
(Address of principal executive offices)



             Registrant's telephone number, including area code:
                                 713-492-2929
                               _______________
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                                    PAGE 2

ITEM 5.  OTHER EVENTS

      On June 24, 1996, Atwood Oceanics, Inc. (the "Company") announced that it has executed a term contract with British-Borneo Petroleum, Inc. for the Atwood Hunter (one of its third-generation semisubmersible drilling units) to conduct drilling operations under a firm two years plus option program. The contract provides for the rig to be upgraded to 3,500 feet water depth capacity and to commence operation in the Gulf of Mexico in 1997. The Company will incur expenditures of approximately $40 million to upgrade the rig for operations in water depths of up to 3,500 feet, and to relocate the rig from Southeast Asia to the Gulf of Mexico. The contract has the potential of providing gross revenues over the firm two year program of approximately $70 million. The operator has a right to extend the term of the contract to three years.






                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                ATWOOD OCEANICS, INC.
                                                (Registrant)



                                                James M. Holland
                                                Senior Vice President

                                                Date:  8 July 1996
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